Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL ACHIEVES QUARTERLY RECORD FOR PRE-TAX NET INCOME

Fully diluted EPS up 86% over same quarter last year

NASHVILLE, Tenn., April 15, 2013 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income available to common stockholders of $13.4 million in the quarter ended March 31, 2013, up from net income available to common stockholders of $7.2 million for the same quarter in 2012. Net income per diluted common share was $0.39 for the quarter ended March 31, 2013, compared to net income per diluted common share of $0.21 for the quarter ended March 31, 2012, an increase of 85.7 percent.

“With our balance sheet rehabilitation largely behind us, growing the core earnings capacity of this firm is our No. 1 priority,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “For many financial metrics, including pre-tax net income and return on average assets (ROAA), we are now operating at higher levels than ever before in the history of the firm. These results demonstrate significant core earnings growth and further validate our potential to reach our long-term profitability targets.”

Growing the Core Earnings Capacity of the Firm

•	Loans at March 31, 2013 were a record $3.772 billion, an increase of $60.2 million from Dec. 31, 2012, and $434.5 million from March 31, 2012, a year-over-year growth rate of 13.0 percent.

•

Average balances of noninterest bearing deposit accounts were $952.9 million in the first quarter of 2013, down 2.6 percent from the fourth quarter of 2012 and up 35.8 percent over the same quarter last year.

•

Revenues excluding securities gains for the quarter ended March 31, 2013 were a record $54.7 million, compared to $53.4 million last quarter and $49.5 million for the same quarter last year. Revenues excluding securities gains for the quarter ended March 31, 2013 were up 2.4 percent on a linked-quarter basis and 10.8 percent over the same quarter last year.

•

Net interest margin increased for the 10th consecutive quarter to 3.90 percent for the quarter ended March 31, 2013, up from 3.80 percent last quarter and from 3.74 percent for the quarter ended March 31, 2012.

•

The firm’s efficiency ratio for the quarter ended March 31, 2013, was 59.4 percent compared to 63.0 percent last quarter and 72.4 percent for the same quarter last year. The firm’s efficiency ratio, excluding the $721.0 thousand in ORE expense and $876.5 thousand of charges related to the restructuring of $35.0 million of FHLB advances, was 56.4 percent for the first quarter of 2013.

•	Pre-tax pre-provision net income was $22.2 million for the quarter ended March 31, 2013, up 8.4 percent over the last quarter of 2012 and 63.0 percent over the same quarter last year.

“Our strategy to achieve our long-term profitability targets centers on our ability to produce continued meaningful loan and revenue growth with our existing infrastructure,” Turner said. “Despite another quarter of significant loan pay-downs, we were able to increase our net loans by $60.2 million during the first quarter. That’s a 13 percent year-over-year increase, slightly better than the cumulative annual growth rate required to achieve the three-year target we originally published in the fourth quarter of 2011.

“Excluding securities gains our first quarter 2013 top-line revenues represent a record for our firm. We expect to continue increasing our revenues while attempting to reduce the increases in our expenses. Therefore, we continue to believe a 1.10 to 1.30 percent ROAA target remains an appropriate profitability target for this firm.”

OTHER FIRST QUARTER 2013 HIGHLIGHTS:

•	Revenue growth

•

Net interest income for the quarter ended March 31, 2013, was $42.8 million, compared to $42.2 million in the fourth quarter of 2012 and $39.5 million for the first quarter of 2012. Net interest income for the first quarter of 2013 was up 8.4 percent year over year and at its highest quarterly level since the firm’s founding in 2000.

•

Noninterest income for the quarter ended March 31, 2013, was $11.9 million, compared to $13.1 million for the fourth quarter of 2012 and $9.9 million for the same quarter last year. Excluding securities gains, noninterest income was up 7.03 percent on a linked-quarter basis, 21.0 percent over the same quarter last year and at its highest quarterly level since the firm’s founding.

•

Gains on mortgage loans sold, net of commissions, were $1.81 million during the first quarter of 2013, compared to $1.77 million during the fourth quarter of 2012 and $1.49 million during the first quarter of 2012.

•

Other noninterest income for the first quarter of 2013 increased by $709,000 over the fourth quarter of 2012 and by $1.19 million over the first quarter of last year. These increases were primarily attributable to increased interchange revenues and swap fees on commercial lending opportunities.

“We are extremely pleased with a 21 percent annual growth rate for noninterest income exclusive of securities gains,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Much like the industry as a whole, we have enjoyed the benefit of higher than normal revenues from mortgage origination due to elevated mortgage refinance levels. Nevertheless, the principal drivers of our growth in noninterest income have been deposit and wealth management fees, which we believe to be more sustainable over the long term than noninterest income attributable to the mortgage refinance market.

“We experienced a significant increase in our net interest margin this quarter due primarily to increases in average loan balances and continued reductions in funding costs. These positives were offset in part by a decrease in loan yields, which we expect will continue to be a challenge for all banks in coming quarters. Our current margin forecast for 2013 of 3.70 to 3.80 percent is consistent with the margin expectations that we outlined at the end of last quarter.”

•	Noninterest and income tax expense

•	Noninterest expense for the quarter ended March 31, 2013, was $32.4 million, compared to $34.9 million in the fourth quarter of 2012 and $35.8 million in the first quarter of 2012.

•	Salaries and employee benefits costs were relatively flat from the fourth quarter of 2012 and decreased 1.11 percent from the same period last year.

•	Other real estate expenses were $721 thousand in the first quarter of 2013, compared to $1.36 million in the fourth quarter of 2012 and $4.68 million in the first quarter of 2012.

•

Income tax expense was $6.60 million for the first quarter of 2013, compared to $4.2 million in the first quarter of 2012 and $6.28 million in the fourth quarter of 2012, resulting in an effective tax rate for the first quarter of 2013 of 32.9 percent.

Carpenter also noted that the firm was diligently managing its expense infrastructure and that, exclusive of ORE expenses and FHLB restructuring charges, he anticipated expense increases for 2013 of 2 to 3 percent over 2012.

•	Asset Quality

•

Nonperforming assets declined by $2.76 million from Dec. 31, 2012, a linked-quarter reduction of 6.7 percent and the 11th consecutive quarterly reduction. Nonperforming assets were 1.02 percent of total loans and ORE at March 31, 2013, compared to 2.28 percent for the same quarter last year and 1.11 percent last quarter.

•	Classified assets as a percentage of Tier 1 capital plus allowance were 26.4 percent at March 31, 2013, compared to 29.4 percent last quarter and 39.3 percent for the same quarter last year.

•

Allowance for loan losses represented 1.84 percent of total loans at March 31, 2013, compared to 1.87 percent at Dec. 31, 2012, and 2.14 percent at March 31, 2012. The ratio of the allowance for loan losses to nonperforming loans increased to 317.9 percent at March 31, 2013, from 304.2 percent at Dec. 31, 2012, and 166.6 percent at March 31, 2012.

•

Net charge-offs were $2.18 million for the quarter ended March 31, 2013, compared to $3.63 million for the quarter ended March 31, 2012, and $2.16 million for the fourth quarter of 2012. Annualized net charge-offs for the quarter ended March 31, 2013, were 0.24 percent compared to 0.45 percent for the quarter ended March 31, 2012.

•	Provision for loan losses increased from $1.03 million for the first quarter of 2012 to $2.17 million for the first quarter of 2013.

Pinnacle reported nonaccrual loan inflows of $8.4 million for the first quarter of 2013, compared to $5.9 million in the fourth quarter of 2012 and $14.3 million for the first quarter of 2012. Nonaccrual loan resolutions were $8.9 million in the first quarter of 2013, compared to $19.1 million in the fourth quarter of 2012 and $15.1 million in the first quarter of 2012.

“With respect to credit quality, we continued to see improvement in the first quarter on virtually all key measures,” Carpenter said. “Having largely completed the rehabilitation of our loan portfolio, our current belief is that we will continue to experience modest improvement in our credit metrics over the remainder of this year.”

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on April 16, 2013, to discuss first quarter 2013 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to almost $5.1 billion in assets at March 31, 2013. At March 31, 2013, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits with the expiration of the FDIC’s transaction account guarantee program (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from currently proposed changes to capital calculation methodologies and required capital maintenance levels; and, (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2013. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2013	December 31, 2012
ASSETS
Cash and noninterest-bearing due from banks	$57,906,350	$51,946,542
Interest-bearing due from banks	38,860,678	111,535,083
Federal funds sold and other	2,792,238	1,807,044

Cash and cash equivalents	99,559,266	165,288,669

Securities available-for-sale, at fair value	683,545,006	706,577,806
Securities held-to-maturity (fair value of $40,376,745 and $583,212 at March 31, 2013 and December 31, 2012, respectively)	40,458,642	574,863
Mortgage loans held-for-sale	30,326,709	41,194,639

Loans	3,772,363,758	3,712,162,430
Less allowance for loan losses	(69,411,493)	(69,417,437)

Loans, net	3,702,952,265	3,642,744,993

Premises and equipment, net	75,760,671	75,804,895
Other investments	27,311,943	26,962,890
Accrued interest receivable	16,940,917	14,856,615
Goodwill	244,011,793	244,040,421
Core deposit and other intangible assets	4,582,286	5,103,273
Other real estate owned	16,802,183	18,580,097
Other assets	128,683,433	98,819,455

Total assets	$5,070,935,114	$5,040,548,616

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$977,495,990	$985,689,460
Interest-bearing	788,631,493	760,786,247
Savings and money market accounts	1,564,517,135	1,662,256,403
Time	572,250,233	606,455,873

Total deposits	3,902,894,851	4,015,187,983
Securities sold under agreements to repurchase	129,099,508	114,667,475
Federal Home Loan Bank advances	200,796,066	75,850,390
Subordinated debt and other borrowings	105,533,292	106,158,292
Accrued interest payable	1,235,441	1,360,598
Other liabilities	39,942,214	48,252,519

Total liabilities	4,379,501,372	4,361,477,257

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 35,022,487 shares and 34,696,597 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	35,022,487	34,696,597
Additional paid-in capital	544,619,717	543,760,439
Retained earnings	100,834,814	87,386,689
Accumulated other comprehensive income, net of taxes	10,956,724	13,227,634

Stockholders’ equity	691,433,742	679,071,359

Total liabilities and stockholders’ equity	$5,070,935,114	$5,040,548,616

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended March 31,
	2013	2012
Interest income:
Loans, including fees	$41,514,213	$38,637,719
Securities
Taxable	3,670,934	4,929,284
Tax-exempt	1,656,408	1,703,146
Federal funds sold and other	314,772	553,939

Total interest income	47,156,327	45,824,088

Interest expense:
Deposits	3,412,396	4,827,476
Securities sold under agreements to repurchase	77,816	155,576
Federal Home Loan Bank advances and other borrowings	907,641	1,337,031

Total interest expense	4,397,853	6,320,083

Net interest income	42,758,474	39,504,005
Provision for loan losses	2,172,404	1,034,245

Net interest income after provision for loan losses	40,586,070	38,469,760

Noninterest income:
Service charges on deposit accounts	2,480,244	2,323,962
Investment services	1,792,640	1,646,778
Insurance sales commissions	1,393,304	1,287,560
Gain on mortgage loans sold, net	1,813,488	1,494,472
Gain on sale of investment securities, net	—	113,600
Trust fees	944,332	795,435
Other noninterest income	3,478,348	2,287,531

Total noninterest income	11,902,356	9,949,338

Noninterest expense:
Salaries and employee benefits	19,572,356	19,792,566
Equipment and occupancy	5,113,050	5,008,655
Other real estate expense	720,962	4,676,064
Marketing and other business development	790,671	785,325
Postage and supplies	591,488	563,294
Amortization of intangibles	520,987	686,067
Other noninterest expense	5,130,495	4,307,735

Total noninterest expense	32,440,009	35,819,706

Income before income taxes	20,048,417	12,599,392
Income tax expense	6,600,292	4,234,438

Net income	13,448,125	8,364,954
Preferred dividends	—	900,519
Accretion on preferred stock discount	—	258,647

Net income available to common stockholders	$13,448,125	$7,205,788

Per share information:
Basic net income per common share available to common stockholders	$0.40	$0.21

Diluted net income per common share available to common stockholders	$0.39	$0.21

Weighted average shares outstanding:
Basic	33,987,265	33,811,871
Diluted	34,206,202	34,423,898

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March 2013	December 2012	September 2012	June 2012	March 2012	December 2011
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,278,639	1,178,196	1,167,136	1,167,068	1,123,690	1,110,962
Consumer real estate - mortgage loans	675,632	679,927	680,890	687,002	688,817	695,745
Construction and land development loans	306,433	313,552	312,788	289,061	281,624	274,248
Commercial and industrial loans	1,403,428	1,446,577	1,279,050	1,227,275	1,180,578	1,145,735
Consumer and other	108,232	93,910	85,300	74,277	63,160	64,661
Total loans	3,772,364	3,712,162	3,525,164	3,444,683	3,337,869	3,291,351
Allowance for loan losses	(69,411)	(69,417)	(69,092)	(69,614)	(71,379)	(73,975)
Securities	724,004	707,153	739,280	790,493	839,769	897,292
Total assets	5,070,935	5,040,549	4,871,386	4,931,878	4,789,583	4,863,951
Noninterest-bearing deposits	977,496	985,689	844,480	806,402	756,909	717,379
Total deposits	3,902,895	4,015,188	3,719,287	3,709,820	3,605,291	3,654,339
Securities sold under agreements to repurchase	129,100	114,667	134,787	127,623	118,089	131,591
FHLB advances	200,796	75,850	190,887	270,995	226,032	226,069
Subordinated debt and other borrowings	105,533	106,158	106,783	122,476	97,476	97,476
Total stockholders’ equity	691,434	679,071	672,824	659,287	718,665	710,145

Balance sheet data, quarterly averages:
Total loans	$3,681,686	3,580,056	3,488,736	3,402,671	3,280,030	3,261,972
Securities	714,104	719,861	766,547	818,795	875,509	924,153
Total earning assets	4,513,273	4,493,216	4,379,742	4,365,715	4,316,973	4,347,352
Total assets	4,992,018	4,964,521	4,860,394	4,847,583	4,820,951	4,852,311
Noninterest-bearing deposits	952,853	978,366	799,508	755,594	701,760	705,580
Total deposits	3,949,742	3,883,423	3,705,672	3,636,240	3,597,271	3,641,845
Securities sold under agreements to repurchase	130,740	142,333	136,918	130,711	129,892	141,818
FHLB advances	98,989	124,781	214,271	232,606	238,578	209,619
Subordinated debt and other borrowings	106,777	108,489	112,406	101,872	97,476	97,476
Total stockholders’ equity	688,241	680,383	669,673	718,841	719,788	729,622

Statement of operations data, for the three months ended:
Interest income	$47,156	47,203	46,441	45,953	45,824	46,446
Interest expense	4,398	4,960	5,509	5,768	6,320	7,153

Net interest income	42,758	42,243	40,932	40,185	39,504	39,293
Provision for loan losses	2,172	2,488	1,413	634	1,034	5,439

Net interest income after provision for loan losses	40,586	39,755	39,519	39,551	38,470	33,854
Noninterest income	11,902	13,108	10,430	9,910	9,949	9,727
Noninterest expense	32,440	34,851	33,578	33,916	35,820	34,374

Income before taxes	20,048	18,012	16,371	15,545	12,599	9,207
Income tax expense	6,600	6,282	5,022	5,106	4,234	1,447
Preferred dividends and accretion	—	—	—	2,655	1,159	2,079

Net income available to common stockholders	$13,448	11,730	11,349	7,785	7,206	5,681

Profitability and other ratios:
Return on avg. assets (1)	1.09%	0.94%	0.93%	0.65%	0.60%	0.46%
Return on avg. equity (1)	7.92%	6.86%	6.74%	4.36%	4.03%	3.09%
Return on avg. tangible equity (1)	12.32%	10.85%	10.76%	7.58%	6.13%	4.93%
Net interest margin (1) (2)	3.90%	3.80%	3.78%	3.76%	3.74%	3.65%
Noninterest income to total revenue (3)	21.77%	23.68%	20.31%	19.78%	20.12%	19.84%
Noninterest income to avg. assets (1)	0.97%	1.05%	0.85%	0.82%	0.83%	0.80%
Noninterest exp. to avg. assets (1)	2.64%	2.79%	2.75%	2.81%	2.99%	2.81%
Noninterest expense (excluding ORE and FHLB prepayment charges) to avg. assets (1)	2.46%	2.52%	2.55%	2.56%	2.60%	2.50%
Efficiency ratio (4)	59.35%	62.96%	65.38%	67.70%	72.43%	70.12%
Avg. loans to average deposits	93.21%	92.19%	94.15%	93.58%	91.18%	89.57%
Securities to total assets	14.28%	14.03%	15.18%	16.03%	17.53%	18.45%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2013			March 31, 2012
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets
Loans (1)	$3,681,686	$41,514	4.58%	$3,280,030	$38,638	4.74%
Securities
Taxable	537,951	3,671	2.77%	688,645	4,929	2.88%
Tax-exempt (2)	176,153	1,656	5.09%	186,864	1,703	4.90%
Federal funds sold and other	117,483	315	1.25%	161,434	554	1.50%

Total interest-earning assets	4,513,273	$47,156	4.30%	4,316,973	$45,824	4.33%

Nonearning assets
Intangible assets	248,940			251,668
Other nonearning assets	229,805			252,310

Total assets	$4,992,018			$4,820,951

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$775,136	$606	0.32%	$664,869	$824	0.50%
Savings and money market	1,632,715	1,624	0.40%	1,541,559	2,142	0.56%
Time	589,038	1,182	0.81%	689,083	1,861	1.09%

Total interest-bearing deposits	2,996,889	3,412	0.46%	2,895,511	4,827	0.67%
Securities sold under agreements to repurchase	130,740	78	0.24%	129,892	156	0.48%
Federal Home Loan Bank advances	98,989	191	0.78%	238,578	610	1.03%
Subordinated debt and other borrowings	106,777	717	2.72%	97,476	727	3.00%

Total interest-bearing liabilities	3,333,395	4,398	0.54%	3,361,457	6,320	1.29%
Noninterest-bearing deposits	952,853	—	—	701,760	—	—

Total deposits and interest-bearing liabilities	4,286,248	$4,398	0.42%	4,063,217	$6,320	0.63%

Other liabilities	17,529			37,946
Stockholders’ equity	688,241			719,788

Total liabilities and stockholders’ equity	$4,992,018			$4,820,951

Net interest income		$42,758			$39,504

Net interest spread (3)			3.76%			3.58%
Net interest margin (4)			3.90%			3.74%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2013 would have been 3.88% compared to a net interest spread of 3.71% for the quarter ended March 31, 2012.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March 2013	December 2012	September 2012	June 2012	March 2012	December 2011
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$21,837	22,823	36,571	40,821	42,852	47,855
Other real estate (ORE)	16,802	18,580	21,817	25,450	34,019	39,714

Total nonperforming assets	$38,639	41,403	58,388	66,271	76,871	87,569

Past due loans over 90 days and still accruing interest	$152	—	162	—	821	858
Troubled debt restructurings (5)	$20,667	27,450	24,090	26,626	22,832	23,416
Net loan charge-offs	$2,178	2,163	1,935	2,399	3,630	6,335
Allowance for loan losses to nonperforming loans	317.9%	304.2%	188.9%	170.5%	166.6%	154.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.23%	0.29%	0.35%	0.21%	0.34%	0.36%
Potential problem loans (6)	2.57%	2.84%	3.13%	3.49%	3.78%	4.12%
Allowance for loan losses	1.84%	1.87%	1.96%	2.02%	2.14%	2.25%
Nonperforming assets to total loans and ORE	1.02%	1.11%	1.65%	1.91%	2.28%	2.66%
Nonperforming assets to total assets	0.76%	0.82%	1.20%	1.34%	1.60%	1.80%
Annualized net loan charge-offs to year-to-date to avg. loans (7)	0.24%	0.29%	0.31%	0.36%	0.44%	0.94%
Avg. commercial loan internal risk ratings (6)	4.5	4.5	4.6	4.6	4.7	4.6

Interest rates and yields:
Loans	4.58%	4.64%	4.62%	4.65%	4.74%	4.74%
Securities	3.34%	3.16%	3.19%	3.27%	3.31%	3.26%
Total earning assets	4.30%	4.24%	4.28%	4.29%	4.33%	4.30%
Total deposits, including non-interest bearing	0.35%	0.38%	0.43%	0.47%	0.63%	0.62%
Securities sold under agreements to repurchase	0.24%	0.24%	0.29%	0.36%	0.48%	0.50%
FHLB advances	0.78%	1.24%	1.15%	1.07%	1.03%	1.07%
Subordinated debt and other borrowings	2.72%	2.77%	2.84%	2.91%	3.00%	2.80%
Total deposits and interest-bearing liabilities	0.42%	0.46%	0.53%	0.57%	0.63%	0.69%

Pinnacle Financial Partners capital ratios (8):
Stockholders’ equity to total assets	13.6%	13.5%	13.8%	13.4%	15.0%	14.6%
Leverage	10.8%	10.6%	10.5%	10.3%	11.7%	11.4%
Tier one risk-based	11.7%	11.8%	12.1%	12.0%	14.0%	13.8%
Total risk-based	13.0%	13.0%	13.4%	13.5%	15.4%	15.3%
Tier one common equity to risk-weighted assets	9.9%	9.9%	10.1%	10.0%	10.1%	9.9%
Tangible common equity to tangible assets	9.2%	9.0%	9.2%	8.7%	8.8%	8.4%
Pinnacle Bank ratios
Classified asset ratio	26.4%	29.4%	33.4%	37.8%	39.3%	44.4%
Leverage	10.7%	10.5%	10.5%	10.4%	10.6%	10.3%
Tier one risk-based	11.6%	11.6%	12.0%	12.0%	12.6%	12.5%
Total risk-based	12.8%	12.9%	13.3%	13.3%	14.1%	14.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March 2013	December 2012	September 2012	June 2012	March 2012	December 2011
Per share data:
Earnings – basic	$0.40	0.35	0.33	0.23	0.21	0.17
Earnings – diluted	$0.39	0.34	0.33	0.23	0.21	0.17
Book value per common share at quarter end (9)	$19.74	19.57	19.39	18.92	18.66	18.56
Tangible common equity per common share	$12.64	12.39	12.19	11.79	11.50	11.33
Weighted avg. common shares – basic	33,987,265	33,960,664	33,939,248	33,885,779	33,811,871	33,485,253
Weighted avg. common shares – diluted	34,206,202	34,527,479	34,523,076	34,470,794	34,423,898	34,127,209
Common shares outstanding	35,022,487	34,696,597	34,691,659	34,675,913	34,616,013	34,354,960

Investor information:
Closing sales price	$23.36	18.84	19.32	19.51	18.35	16.15
High closing sales price during quarter	$23.73	20.60	20.38	19.51	18.44	16.65
Low closing sales price during quarter	$19.29	18.05	18.88	16.64	15.25	10.28

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$120,569	132,485	130,277	105,486	119,426	134,842
Gross fees (10)	$3,158	3,269	3,193	2,511	2,608	2,766
Gross fees as a percentage of mortgage loans originated	2.62%	2.47%	2.45%	2.38%	2.18%	2.05%
Gains (losses) on sales of investment securities, net of OTTI	$—	1,988	(50)	99	114	133
Brokerage account assets, at quarter-end (11)	$1,333,676	1,242,379	1,244,100	1,191,259	1,176,180	1,061,249
Trust account managed assets, at quarter-end	$515,970	496,264	465,983	462,487	461,719	447,193
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$42,721	39,668	40,662	54,598	52,155	62,209
Core deposits (12)	$3,767,433	3,875,745	3,576,425	3,523,542	3,414,501	3,441,547
Core deposits to total funding (12)	86.8%	89.9%	86.1%	83.3%	84.4%	83.7%
Risk-weighted assets	$4,396,359	4,247,744	4,033,407	3,992,473	3,826,678	3,780,412
Total assets per full-time equivalent employee	$7,038	6,900	6,715	6,724	6,442	6,511
Annualized revenues per full-time equivalent employee	$307.7	301.4	281.6	273.9	266.8	263.2
Number of employees (full-time equivalent)	720.5	730.5	725.5	733.5	743.5	747.0
Associate retention rate (13)	91.2%	93.2%	93.4%	94.0%	93.7%	92.0%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - February 2013	797.5	810.7	793.8	782.3	777.9	779.9
Knoxville MSA nonfarm employment - February 2013	333.1	335.9	332.6	328.4	329.5	332.8
Nashville MSA unemployment - January 2013	6.3%	6.3%	6.6%	6.9%	6.6%	7.1%
Knoxville MSA unemployment - January 2013	6.6%	6.2%	6.4%	6.7%	6.2%	6.5%
Nashville residential median home price - March 2013	$169.0	181.0	177.1	175.5	168.5	168.5
Nashville inventory of residential homes for sale - March 2013 (16)	9.9	9.1	11.0	11.8	11.8	10.6

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March 2013	December 2012	September 2012	June 2012	March 2012	December 2011
Tangible assets:
Total assets	$5,070,935	5,040,549	4,871,386	4,931,878	4,789,583	4,863,951
Less: Goodwill	(244,012)	(244,040)	(244,045)	(244,065)	(244,072)	(244,076)
Core deposit and other intangible assets	(4,582)	(5,103)	(5,787)	(6,470)	(7,156)	(7,842)

Net tangible assets	$4,822,342	4,791,406	4,621,554	4,681,343	4,538,355	4,612,033

Tangible equity:
Total stockholders’ equity	$691,434	679,071	672,824	659,287	718,665	710,145
Less: Goodwill	(244,012)	(244,040)	(244,045)	(244,065)	(244,072)	(244,076)
Core deposit and other intangible assets	(4,582)	(5,103)	(5,787)	(6,470)	(7,156)	(7,842)

Net tangible equity	442,840	429,928	422,992	408,752	467,437	458,226
Less: Preferred stock	—	—	—	—	(69,355)	(69,097)

Net tangible common equity	$442,840	429,928	422,992	408,752	398,082	389,130

Ratio of tangible common equity to tangible assets	9.18%	8.97%	9.15%	8.73%	8.77%	8.44%

	For the three months ended
	March 2013	December 2012	September 2012	June 2012	March 2012	December 2011
Net interest income	$42,758	42,243	40,932	40,185	39,504	39,293

Noninterest income	11,902	13,108	10,430	9,910	9,949	9,727
Less: Net gains (losses) on sale of investment securities	—	1,988	(50)	99	114	133

Noninterest income excluding the impact of net gains (losses) on sale of investment securities	11,902	11,120	10,480	9,811	9,835	9,594

Total revenues excluding the impact of net gains (losses) on sale of investment securities	54,660	53,363	51,413	49,996	49,339	48,886

Noninterest expense	32,440	34,851	33,578	33,915	35,820	34,374
Other real estate owned expense	721	1,365	2,399	3,104	4,676	4,193
FHLB restructuring charges	877	2,092	—	—	—	—

Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	30,842	31,394	31,179	30,811	31,144	30,181

Adjusted pre-tax pre-provision income (15)	$23,818	21,969	20,233	19,185	18,195	18,706

Efficiency Ratio (4)	59.3%	63.0%	65.4%	67.7%	72.4%	70.1%

Efficiency Ratio excluding the gain or loss on sale of investment securities, the impact of other real estate owned expense and FHLB restructuring charges(4)	56.4%	58.8%	60.6%	61.6%	63.1%	61.7%

Noninterest expense	$32,440	34,851	33,578	33,915	35,820	34,374
Other real estate owned expense	721	1,365	2,399	3,104	4,676	4,193
FHLB restructuring charges	877	2,092	—	—	—	—

Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	$30,842	31,394	31,179	30,811	31,144	30,181

Total average assets	$4,992,018	4,964,521	4,860,394	4,847,583	4,820,951	4,852,311

Noninterest expense (excluding ORE expense and FHLB restructuring charges) to avg. assets (1)	2.46%	2.52%	2.55%	2.56%	2.60%	2.50%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8.	Capital ratios are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Tangible common equity to total assets - End of period total stockholders’ equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Classified asset - Classified assets as a percentage of Tier 1 Capital plus allowance for loan losses.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.
11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
14.	Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics. The Nashville home data is from the Greater Nashville Association of Realtors.
15.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses and FHLB prepayment charges.
16.	Represents homes currently listed with MLS in the Nashville MSA.